

                                                                                                                     EXHIBIT 99

                                                                                                                     Attachment A
                                                      FirstEnergy Corp.
                                           Summary of Estimated Restatement Effects


                                                 Fossil Lease Treatment           Nuclear Lease Treatment
             Transition Cost Amortization        -----------------------        -------------------------      Total
             ----------------------------         New              Lease                          Lease       Pre-Tax     Net
              Prior               Revised        Lease           Liability        Goodwill        Liability    Income    Income
             Schedule            Schedule    Amortization         Reversal      Amortization      Reversal     Effect    Effect
             --------            --------    ------------         --------      ------------      --------     ------    ------
                                                           (Millions of Dollars)

2001-2002    $  792              $  947          $170             $ (95)           $44             $(190)       $(84)     $(67)
     2003       514                 582           103               (48)             -               (37)        (86)      (51)
     2004       628                 668           118               (48)             -               (37)        (73)      (43)
     2005       813                 777           136               (48)             -               (37)        (15)       (9)
     2006       328                 295            83               (48)             -               (37)         35        20
     2007       200                 136            77               (48)             -               (37)         72        43
     2008       213                 107            56               (48)             -               (37)        135        80
     2009        55                  31            12               (48)             -               (37)         97        56
     2010         -                   -             -               (48)             -               (37)         85        50
     2011         -                   -             -               (48)             -               (37)         85        50
     2012         -                   -             -               (48)             -               (37)         85        50
     2013         -                   -             -               (48)             -               (37)         85        50
     2014         -                   -             -               (48)             -               (37)         85        50
     2015         -                   -             -               (48)             -               (37)         85        50
     2016         -                   -             -               (36)             -               (37)         73        43
     2017         -                   -             -                 -              -               (14)         14         9
             ------              ------          ----             -----            ---             -----        ----      ----
             $3,543              $3,543          $755             $(755)           $44             $(722)       $678      $381
